     Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
Morgan Stanley Asia-Pacific Fund, Inc.

In  planning and performing our audit of the financial statements of  Morgan Stanley Asia-Pacific Fund, Inc. (the "Fund") as of and
for  the  year  ended December 31, 2009, in accordance  with  the standards  of  the  Public  Company  Accounting  Oversight  Board
(United  States), we considered the Fund's internal control  over
financial   reporting,  including  controls   over   safeguarding
securities, as a basis for designing our auditing procedures  for the purpose of expressing our opinion on the financial statements and  to  comply with the requirements of Form N-SAR, but not  for the  purpose of expressing an opinion on the effectiveness of the
Fund's internal control over financial reporting. Accordingly, we express no such opinion.

The  management  of the Fund is responsible for establishing  and maintaining effective internal control over financial  reporting.
In  fulfilling  this responsibility, estimates and  judgments  by management  are  required  to assess the  expected  benefits  and related  costs  of  controls.  A  Fund's  internal  control  over financial  reporting is a process designed to provide  reasonable assurance  regarding the reliability of financial  reporting  and the preparation of financial statements for external purposes  in accordance  with  generally  accepted  accounting  principles.  A
Fund's  internal control over financial reporting includes  those policies  and  procedures that (1) pertain to the maintenance  of records that, in reasonable detail, accurately and fairly reflect the  transactions and dispositions of the assets of the Fund; (2)
provide  reasonable assurance that transactions are  recorded  as necessary  to  permit  preparation  of  financial  statements  in accordance  with  generally accepted accounting  principles,  and that receipts and expenditures of the Fund are being made only in accordance with authorizations of management and directors of the
Fund;  and  (3) provide reasonable assurance regarding prevention
or   timely  detection  of  unauthorized  acquisition,   use   or
disposition of a Fund's assets that could have a material  effect on the financial statements.

Because  of  its  inherent  limitations,  internal  control  over financial  reporting  may  not prevent or  detect  misstatements.
Also,  projections of any evaluation of effectiveness  to  future periods  are  subject  to  the  risk  that  controls  may  become inadequate  because of changes in conditions, or that the  degree of compliance with the policies or procedures may deteriorate.

A  deficiency in internal control over financial reporting exists when  the  design  or  operation of  a  control  does  not  allow management or employees, in the normal course of performing their assigned  functions,  to  prevent or detect  misstatements  on  a
timely  basis.  A  material  weakness  is  a  deficiency,  or   a
combination  of deficiencies, in internal control over  financial reporting,  such  that there is a reasonable possibility  that  a material  misstatement of the Fund's annual or interim  financial statements will not be prevented or detected on a timely basis.

Our  consideration of the Fund's internal control over  financial reporting  was  for the limited purpose described  in  the  first paragraph and would not necessarily disclose all deficiencies  in
internal   control  that  might  be  material  weaknesses   under
standards  established by the Public Company Accounting Oversight
Board  (United States). However, we noted no deficiencies in  the
Fund's   internal  control  over  financial  reporting  and   its
operation, including controls over safeguarding securities,  that we  consider  to be a material weakness as defined  above  as  of
December 31, 2009.

This  report is intended solely for the information  and  use  of management  and  the Board of Directors of Morgan  Stanley  Asia-
Pacific Fund, Inc. and the Securities and Exchange Commission and
is not intended to be and should not be used by anyone other than these specified parties.

                                        Ernst & Young LLP

Boston, Massachusetts
February 23, 2010